STOCK SUBSCRIPTION AGREEMENT

         THIS STOCK SUBSCRIPTION AGREEMENT (this "Agreement") is made effective the 9th day of April, 2002 by and between Precom Technology, Inc., a Florida corporation, (the "Company") and CGI International Holdings, Inc., a Delaware corporation (the "Purchaser").

                                    RECITALS

        WHEREAS, the Purchaser desires to purchase certain shares of the Company's Common Stock on the terms and conditions set forth herein; and

        WHEREAS, the Company desires to issue and sell shares of the Common Stock to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and, other good and valuable consideration, the parties hereto agree as follows:

         1.       Authorization, Sale and Issuance of Shares

         1.1 Authorization On the Closing (as defined in Section 2.1 below), the Company shall authorize the issuance and shall issue 40 million shares of Common Stock (the "Shares") par value $0.001 per share to the Purchaser at a purchase price of Five Cents ($.05) per Share for an aggregate value of Two Million Dollars ($2,000,000.00) (the "Purchase Price").

         1.2 Sale and Issuance of the Shares Subject to the terms and conditions hereof the Company shall sell and Purchaser shall purchase the Shares at the Closing, as defined below.

         2.       Closing

         2.1 Closing: The closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of the Purchaser on or before 5:00 P.M. MST on April 10, 2002, or at such other time and place as the Company and the Purchaser may agree in writing (the "Closing").

         2.2 Payment: At the Closing, the Purchaser will deliver to the Company a fully executed form of the Promissory Note, attached hereto and incorporated herein as Exhibit A, along with such additional documents as may be required by the Company. The Promissory Note shall have a term of six (6) months, without interest accruing or periodical payments required, and shall be secured by the Shares. In the event the Purchaser prepays the Promissory Note in whole or in part, the Company shall release from security a proportionate number of Shares.

         2.3 Delivery: Subject to the terms of this Agreement, within five (5) days of the Closing the Company will deliver to the Purchaser the certificates representing the Shares to be purchased by the Purchaser from the Company.

         3. Representations and Warranties of the Company The Company hereby represents and warrants to the Purchaser as of the Closing date as follows:

         3.1 Organization and Standing: Articles and Bylaws The Company is and will be a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and will have all requisite corporate power and authority to carry on its business as proposed to be conducted.

         3.2 Corporate Power The Company will have at the Closing, all requisite corporate power to enter into this Agreement and to sell and issue the Shares. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

         3.3 Capitalization The authorized capital stock of the Company is 50,000,000 shares of Common Stock, par value $0.001 per share, of which, 2,128,820 are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable. There are no outstanding rights (including conversion or preemptive rights), warrants, conversion rights, or agreements (oral or in writing) for the purchase or acquisition from the Company of any shares of its capital stock.

         3.4      Authorization

         (a) Corporate Action All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the sale and issuance of the Shares and the performance of the Company's obligations hereunder will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

         (b) Valid Issuance The Shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company; provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws and provided further that the Shares will be pledged as security for the Promissory Note and will be subject to additional restrictions set forth in this Agreement.

         (c) No Preemptive Rights Except as provided herein, no person currently has or will have any right of first refusal or any preemptive rights in connection with the issuance of the Shares, or any future issuance of securities by the Company. 3.5 Compliance with Other Instruments The Company will not be in violation of any term of the Company's Articles or

Bylaws, nor will the Company be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on the Company as a whole, and to the knowledge of the Company, is not in violation of any order, statute, rule, or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such term.

         4. Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act. 4.1 Representations and Warranties by the Purchaser The Purchaser represents and warrants to the Company as follows: (a) Investment Intent This Agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company, evidenced by the Purchaser's execution of this Agreement, that the Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable law. The Purchaser has the full right, power, and authority to enter into and perform this Agreement.

         (b) Shares Not Registered The Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

         (c) No Transfer Except as set forth in Section 4.4 hereunder, the Purchaser covenants that in no event will the Purchaser dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) the Company has consented, which consent shall not be unreasonably withheld.

         (d) Knowledge and Experience The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Shares; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; (iii) has been furnished with and had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by the Purchaser satisfactorily answered by the Company; and (v) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

         (e) Not organized to Purchase. The Purchaser has not been organized for the purpose of purchasing the Shares. (f) Holding Requirements. The Purchaser understands that if the Company does not (i) register its Common Stock with the Securities and Exchange Commission ("SEC") pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) become subject to Section 15(d) of the Exchange Act, (iii) supply information pursuant to Rule 15c2-11 thereunder, or (iv) have a registration statement covering the Shares (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Shares) under the Securities Act in effect when it desires to sell the Shares, the Purchaser may be required to hold the Shares for an indeterminate period. 4.2 Legends Each certificate representing the Shares shall be endorsed with the following legends: (a) Federal Legend. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as defined in rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Act, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution. (b) Other Legends. With respect to any other legends required by applicable law, the Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend is satisfied.

          (c) Corporate Legend. The securities represented by this certificate shall be subject to all terms and conditions contained in that certain Stock Subscription Agreement, dated April 9, 2002, between the Company and CGI International Holdings, Inc., including certain restrictions on the transfer of the securities.

         4.3 Rule 144. The Purchaser is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things: the availability of certain, current public information about the issuer and the resale occurring not less than one year after the party has purchased and paid for the securities to be sold.

         4.4               Additional Share Restrictions

         (a) Notwithstanding anything contained herein to the contrary, the Purchaser, its assignees or distributees shall be restricted from selling, transferring, or exchanging any of the Shares for a period of one (1) year commencing when the Shares or any proportionate part of the Shares that have been released as security pursuant to the Promissory Note.

         (b) Notwithstanding the foregoing paragraph 4.4(a), the Purchaser may distribute any of the Shares to the shareholders of the Purchaser (the "Shareholders") subject to the other conditions of this Agreement, provided that any Shares distributed to the Shareholders (the "Distributed Shares") are subject to a lockup period of one (1) year from the date the Distributed Shares have been released as security for the Promissory Note (the "Lockup Period") during which the Shareholders may not make or cause any sale of the Distributed Shares. During the twelve (12) month period following the Lockup Period the Shareholders may make or cause the sale of any Distributed Shares provided that such sale shall not exceed a monthly maximum amount equal to five percent (5%) of the total number of Distributed Shares a Shareholder held at the end of the Lockup Period. The five percent (5%) limitation is cumulative and may carry over to subsequent months. After the close of the twelve (12) month period following the Lockup Period the Shareholders may sell any number of the Distributed Shares so long as the Shareholder is in compliance with state and federal regulations governing such sales. In the event a Shareholder's employment relationship with the Purchaser is terminated during the Lockup Period the Shareholder shall forfeit all ownership to the Distributed Shares still held by such Shareholder.

         (c) In the event the Securities and Exchange Commission commences a formal investigation of the Company within one year of this Agreement based upon or arising out of the ads, conduct or transactions engaged in by Purchaser prior to the date of the Agreement, allegedly in violation of federal securities laws by Purchaser, then the Company may cancel any Shares which are not Distributed Shares, as defined in the Agreement.

         5.       Conditions to Closing

         5.1 Conditions to the Purchaser's Obligations The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in accordance with the provisions of subsection 8.1 hereof:

         (a) Representations and Warranties Correct: Performance of Obligations The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made and at the Closing. The Company's business and assets shall not have been adversely affected in any material way prior to the Closing. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

         (b) Consents and Waivers The Company shall have obtained in a timely fashion any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement. 5.2 Conditions to Obligations of the Company The Company's obligation to sell the Shares at the Closing is subject to the condition that the representations and warranties made by the Purchaser in
Section 4 hereof shall be true and correct when made, and on the Closing.

         6. Affirmative Covenants of the Company The Company hereby covenants and agrees as follows:

         6.1 Financial Information The Company will furnish holders of the Shares with annual audited financial statements together with such notes and commentary by management as is usual and customary.

         6.2 Conflicts of Interests The Company shall use its best efforts to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities that would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability, and attention, to the business of the Company (provided, however, the Company's employees may engage in other business activity if such activity does not materially interfere with their obligations to the Company), requiring that the Company's employees enter into agreements regarding proprietary information and confidentiality and preventing the Company's employees from engaging or participating in any business that is in competition with the business of the Company.

         7.          Registration Rights

         The Purchaser is not entitled to any registration rights under this Agreement or associated with the purchase of the Shares. The purchase shall be subject to such private restrictions on the transfer of the Shares as are designated from time to time by the Company or its investment bankers or underwriters.

         8.          Risk Factors

         The securities offered hereby are speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment in the company, therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors:

         8.1 Arbitrary Determination of Stock Price The price of the Shares have been determined arbitrarily by the Company. The price should not be regarded as an indication of any future market price of the Company's stock and has no relation to the value of the Company's stock.

         8.2 Dependence on Key Personnel The success of the Company is dependent on the efforts and abilities of its current principal officers and directors Nicholas Calapa and Bruce Keller. If the Company were to lose the services of such founders, its business could be materially and adversely affected.

         8.3 Audited Financial Statements The Company has prepared or caused to be prepared current audited financial statements through the year ending December 31, 2001. The balance sheet and income statement included therein have been prepared in accordance with generally accepted accounting principles.

         8.4 Discretion in Application of Proceeds In order to accommodate changing circumstances, the Company's management may allocate the proceeds of this financing in accordance with its needs and operation. Subject to the supervision of the Board of Directors, the Company's management will be given discretion in the application of the proceeds.

         8.5 Restrictions on Transfer The Shares may not be resold unless such sale is registered or qualifies for an exemption from registration under the Act and all applicable state securities laws. The Shares should be considered a suitable investment only for investors whose financial position is such that they will be able to hold the Shares for an indefinite period. Some state laws may impose additional restrictions on transfer of the Shares.

         For all of the reasons stated in the risk factors and others, including, without limitation, those set forth herein, these shares involve a high degree of risk. Any person considering an investment in the securities offered should be aware of these factors. These securities should only be purchased by persons who can afford a total loss of their investment in the company and have no immediate need for a return of or on their investment.

         9.          Miscellaneous

         9.1 Governing Law This Agreement shall be governed in all respects by the laws of the State of Florida as such laws are applied to agreements between residents entered into and to be performed entirely within Florida.

         9.2 Survival The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

         9.3 Successors and Assigns Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         9.4 Entire Agreement This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

         9.5 Notices, etc All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to a Purchaser, at such Purchaser's address set forth on the Schedule of Purchaser, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

         9.6 Severability In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         9.7      Finder's Fees and Other Fees

         (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Purchaser harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

         (b) The Purchaser (i) represents and warrants that the Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser is responsible.

         9.8 Expenses The Company and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

         9.9 Titles and Subtitles The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.

         9-10 Counterparts This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         9.11 Delays or Omissions No delay or omission to exercise any right, power, or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power, or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any failure to exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other right, power, or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this the 9th day of April, 2002.

COMPANY:                                           PURCHASER:

PRECOM TECHNOLOGY, INC.                            CGI INTERNATIONAL
                                                   HOLDINGS, INC.

/s/ Nicholas M. Calapa                             /s/ Robert J. Hipple
----------------------                             --------------------
Nicholas M. Calapa, President                      Robert J. Hipple, President

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